CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296626 on Form S-6 of our report dated August 5, 2026, relating to the financial statement of FT 13110, comprising Vest Nasdaq 100 Buffered 30 Portfolio, Series 7, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 5, 2026